UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2008

United Parcel Service, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15451	58-2480149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Glenlake Parkway, N.E., Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 828-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 30, 2008, United Parcel Service, Inc. (the “Company”) entered into a Distribution Agreement, dated as of May 30, 2008 (the “Distribution Agreement”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated, (the “Purchasing Agent”), with respect to the offer and sale by the Company of up to $500,000,000 aggregate principal amount of notes (the “Notes”) with maturities of 9 months or more from the date of issuance. As of May 30, 2008, the Company had sold an aggregate principal amount of $267,429,000 of Notes. Accordingly, the Company may offer and sell up to an additional aggregate principal amount of $232,571,000 of Notes under this program. The Notes will be issued pursuant to an Indenture, dated as of August 26, 2003 (the “Indenture”) between the Company and The Bank of New York Trust Company, N.A., as successor to Citibank, N.A., as Trustee.

The Notes will have the maturity ranges, interest rates and other terms set forth in the prospectus filed by the Company with respect to the Notes on May 30, 2008, as it may be amended and supplemented from time to time by the Company in accordance with the Indenture, and the terms agreements between the Purchasing Agent and the Company. The Distribution Agreement sets forth, among other things, that the Purchasing Agent may purchase the Notes from the Company at the public offering price, less a discount, which will vary depending on the maturity of the Notes. The Distribution Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Purchasing Agent against certain liabilities arising out of or in connection with the sale of the Notes and customary contribution provisions in respect of those liabilities. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase Notes at any time for any period of time or permanently. In the ordinary course of their respective businesses, the Purchasing Agent and certain of its affiliates have engaged in the past, and may in the future engage, in investment banking and other commercial banking dealings and financial advisory services with us and our affiliates, including outstanding loan commitments to us and our affiliates, for which they have received customary fees and commissions.

The foregoing description of the material terms of the Distribution Agreement is qualified in its entirety by reference to the Distribution Agreement, which is attached hereto as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Floating Rate Global Medium-Term Note.

4.2	Form of UPS Note (filed as exhibit 4.1 to the Current Report on Form 8-K filed September 12, 2003 and incorporated herein be reference).

5.1	Legal Opinion of King & Spalding LLP, dated May 30, 2008, as to the validity of the Notes.

10.1	Distribution Agreement, dated May 30, 2008, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

23.1	Consent of King & Spalding LLP.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.

Date: May 30, 2008	By:	/s/ Kurt P. Kuehn
Kurt P. Kuehn
Senior Vice President, Chief Financial Officer and Treasurer